UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310

Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2020, Gevo, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”). The 2010 Plan was amended primarily to (1) increase the number of authorized shares under the 2010 Plan by 3,713,413 shares and (2) to extend the term of the 2010 Plan to June 3, 2020. The 2010 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2010 Plan are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 20, 2020 (the “Proxy Statement”). The summaries of the 2010 Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2010 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 3, 2020, the Company held the Annual Meeting in Englewood, Colorado. At the Annual Meeting, the Company’s stockholders voted on, and approved, the following proposals:

Proposal No. 1 — Election of two Class I directors to hold office until the 2023 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominee:	For	Withhold	Broker Non-Votes
Ruth I. Dreessen	4,350,927	101,743	5,460,529
Patrick R. Gruber	4,312,515	140,155	5,460,529

Proposal No. 2 — Approval, for purposes of the rules of The Nasdaq Stock Market LLC, the potential issuance of more than 19.99% of the Company’s outstanding common stock upon conversion of, or related to, the Company’s 12.0% Convertible Senior Secured Notes due 2020/2021.

For	Against	Abstain	Broker Non-Votes
4,095,918	293,851	62,901	5,460,529

Proposal No. 3 — Approval of an amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
3,173,998	1,188,538	90,134	5,460,529

Proposal No. 4 — Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.01 per share, by a ratio of not less than one-for-two and not more than one-for-twenty at any time on or prior to June 3, 2022, with the exact ratio to be set at a whole number within this range by the Board of Directors of the Company in its sole discretion.

For	Against	Abstain	Broker Non-Votes
7,999,473	1,703,549	34,848	—

Proposal No. 5 — Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes
9,264,778	453,323	195,098	—

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: June 5, 2020	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary